Digirad Corporation 8-K

Exhibit 99.1

Digirad Corporation Acquires ATRM Holdings, Inc.

Transforms into a Diversified Holding Company

Completes Private Placement of Preferred Stock for $3.0 Million

Suwanee, GA, September 10, 2019 – Digirad Corporation (NASDAQ: DRAD) (“Digirad” or the “Company”) announced today that it completed the acquisition of ATRM Holdings, Inc. (“ATRM”), which transforms the Company into a diversified holding company (“HoldCo”). In addition, as a result of the Merger, Digirad issued an aggregate of approximately 1.6 million shares of its newly authorized 10.0% Series A Cumulative Perpetual Preferred Stock, with a stated value and liquidation preference of $10 per share (the “Digirad Preferred Stock”), in exchange for all of the outstanding shares of ATRM’s common and preferred stock. ATRM will deregister and delist its common stock and ATRM will continue as a direct, wholly-owned subsidiary of the Company. The Company anticipates that the Digirad Preferred Stock issued pursuant to the Merger will begin trading on the The Nasdaq Global Market under the ticker symbol “DRADP” on September 11, 2019.

In connection with the Merger, Digirad also completed a private placement, issuing 300,000 shares of Digirad Preferred Stock to Lone Star Value Investors, LP for a price of $10 per share for total proceeds to the Company of $3.0 million. The Company intends to use the proceeds from this offering for the repayment of debt owed by a wholly-owned subsidiary of ATRM. The securities sold in the private placement have not been registered under the Securities Act of 1933 (the “Act”) and may not be resold absent registration under, or exemption from registration under, the Act.

The Merger is part of the transformation of Digirad into HoldCo. Following the Merger, the HoldCo structure’s team includes Jeffrey Eberwein (Chairman), Matthew Molchan (CEO of Digirad Health, Inc.), Daniel Koch (CEO of ATRM), David Noble (Chief Operating Officer and Chief Financial Officer), and Hannah Bible (VP – Legal). Digirad believes that converting into a diversified holding company with a shared services center will create significant value for Digirad stockholders over time because the conversion is expected to improve future revenue, cash flow, and earnings growth, and create a platform for future bolt-on acquisitions and other growth opportunities.

About Digirad

Digirad designs, manufactures, and distributes diagnostic medical imaging products. Digirad operates in 3 segments: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services segment offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the job. The Mobile Healthcare segment provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging segment develops, sells, and maintains solid-state gamma cameras.

About ATRM Holdings

ATRM manufactures modular housing units for commercial and residential applications. ATRM operates in two segments: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing segment is operated by KBS Builders, and the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder. Both KBS Builders and EdgeBuilder are wholly-owned subsidiaries of ATRM.

Forward-Looking Statements

The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  Certain statements in this report are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include the Company’s ability to successfully integrate ATRM’s operations and realize the synergies from the Merger, as well as a number of factors related to the Company’s business and that of ATRM, including economic and financial market conditions generally and economic conditions in the Company’s and ATRM’s markets; various risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company Preferred Stock; various risks to the price and volatility of the Company’s Preferred Stock; the substantial amount of debt and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company Preferred Stock; restrictions contained in the debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to reimbursement policies, development and introduction of new technologies and intense competition in the healthcare industry; risks associated with the Company’s possible pursuit of acquisitions; system failures; losses significant contracts; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the healthcare industry; and liability and compliance costs regarding environmental regulations.  A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in the Company’s filings with the SEC, including their reports on Form 10-K and Form 10-Q.  Many of these circumstances are beyond the Company’s ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on the Company’s part.  These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this report. Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the SEC, the Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

For more information contact:
Digirad Corporation	Investor Relations
Chairman of the Board	The Equity Group
Jeffrey E. Eberwein	Lena Cati
203-489-9501	212-836-9611
ir@digirad.com	lcati@equityny.com

3